The Bank of New York
101 Barclay Street, 22nd Floor
New York, NY 10286

August 13, 2007


Securities & Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control



RE:American Depositary Shares evidenced by
American Depositary Receipts, each
representing one Ordinary Share of Bankinter, S.A.
(Form F-6 File No 333-8852)

Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities
Act of 1933, as amended, on behalf of The Bank of New York, as Depositary for securities against which American Depositary Receipts are to be issued, we attach a copy of the new prospectus (Prospectus) reflecting the ratio change of Bankinter, S.A., from one American
Depositary Receipt representing one-quarter of an Ordinary Share of Bankinter, S.A.. to one
American Depositary Receipt representing one
Ordinary Share of Bankinter, S.A.., effective
August 13, 2007.

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III. B. of the General
Instructions to the Form F-6 Registration
Statement, the Prospectus consists of the ADR certificate with revised ratio of one American
Depositary Receipt equals one Ordinary Share of Bankinter, S.A..

The Prospectus has been revised to reflect the new ratio by addition of the following notation:

Effective August 13, 2007, one ADS
represents one Ordinary Share.

Please contact me with any questions or
comments at 212 815-4244.